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                                                                       EXHIBIT 6

                             Executive Officers and
                     Members of the Conseil d'Administration
                                       of
                       AXA CONSEIL VIE ASSURANCE MUTUELLE

      The names of the Members of the Conseil d'Administration and the names and titles of the Executive Officers of AXA Conseil Vie Assurance Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Conseil Vie Assurance Mutuelle at 370, rue Saint-Honore, 75001 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Conseil Vie Assurance Mutuelle and each individual is a citizen of the Republic of France.

NAME, BUSINESS ADDRESS                 PRESENT PRINCIPAL OCCUPATION

*  Claude Bebear                       Chairman; Chairman of the Supervisory
   25, avenue Matignon                 Board, AXA
   75008 Paris, France

*  Henri de Castries                   Chairman of the Management Board,
   25, avenue Matignon                 AXA
   75008 Paris, France

*  Henri de Clermont-Tonnerre          Chairman and Chief Executive Officer,
   4, avenue Van Dyck                  Ersa Societe Industrielle et
   75008 Paris, France                 Financiere

*  Pierre de Waziers                   Managing Director, E.A.C.M.
   8, rue Sainte Lucie
   75015 Paris, France

*  Jean-Rene Fourtou                   Vice-Chairman of the Management Board,
   25, quai Paul Doumer                Aventis; Managing Director, Aventis
   92408 Courbevoie, France            (chemicals)

*  Patrice Garnier                     Retired
   Latreaumont
   76360 Barentin, France

*  Henri Lachmann                      Chairman and Chief Executive Officer,
   43-45, boulevard Frankin            Schneider Electric (electric equipment)
     Roosevelt
   92500 Rueil-Malmaison, France

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NAME, BUSINESS ADDRESS                 PRESENT PRINCIPAL OCCUPATION

   Francois Pierson                    Executive Officer

*  Claude Tendil                       Vice-Chairman of the Management
   25, avenue Matignon                 Board, AXA; Chairman and Chief
   75008 Paris, France                 Executive Officer of the Insurance
                                       Companies in France, AXA

*  Francis Vaudour                     Chief Executive Officer, Segafredo
   14, boulevard Industriel            Zanetti France S.A. (coffee importing
   76301 Sotteville les Rouen,         and processing)
   France

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*  Member, Conseil d'Administration


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